EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-128615, 333-107555, 333-101569, 333-86595, 333-65721, 333-40697, and 333-34677 on Form S-8 of our report dated March 31, 2009, relating to the consolidated financial statements of Pacific Sunwear of California, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company, for the year ended January 31, 2009.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, CA
March 31, 2009